EXHIBIT 23.1

                         CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS



We have issued our report dated April 13, 2001 (except for Note 13, as to which the date is May 3, 2001 and except for Note 14, as to which the date is September 24, 2001), accompanying the financial statements of Vsource, Inc. incorporated by reference in the Post-Effective Amendment No. 1 on Form S-3 to Form SB-2 Registration Statement. We consent to the incorporation by reference of the aforementioned report in the Post-Effective Amendment No. 1 on Form S-3 to Form SB-2 Registration Statement.

/s/ GRANT  THORNTON  LLP

Los  Angeles,  California
November  9,  2001